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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Millennium Chemicals Inc. on Form S-8 (No. 333-13143) pertaining to the Millennium Chemicals Inc. Retirement Savings and Investment Plan, (No. 333-13147) pertaining to the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees, (No. 333-13717) pertaining to the Millennium Chemicals Inc. Long-Term Stock Incentive Plan, and (No. 333-53139) pertaining to the Salary and Bonus Deferral Plan, of our report on the Millennium Chemicals Inc. financial statements dated January 21, 1999, which appears on page 29 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference to our report on Supplemental Financial Information and the Financial Statement Schedule, which appears on page F-1 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 29, 1999


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